Exhibit 23.1

TOTAL ASIA ASSOCIATES PLT

(LLP0016837-LCA & AF002128)

 A Firm registered with US PCAOB and Malaysian MIA

106-2A, Jalan PJU 1/3B, SunwayMas Commercial Centre

47301 Petaling Jaya, Selangor Darul Ehsan

Tel: (603) 7805 2850

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,

QUESTCORP GLOBAL INC

No. 36-4, Jalan Metro Pudu

Fraser Business Park off Jalan Yew

55100 Kuala Lumpur, Malaysia

We consent to the inclusion in the Registration Statement on Form S-1 Amendment No. 2 of Questcorp Global Inc of our report date August 14, 2018, relating to our audit of the consolidated balance sheets of Questcorp Global Inc as of March 31, 2018 and March 31 2017 and the related consolidated statements of income, stockholders’ equity, and cash flows for the for the each of the two years in the period ended of March 31, 2018 and March 31 2017.

We also consent to the reference to us under the caption “Interest of Named Experts and Counsel” in the Registration Statement.

/s/ Total Asia Associates PLT
TOTAL ASIA ASSOCIATES PLT
PETALING JAYA, MALAYSIA
AUGUST 14, 2018